Exhibit 10.1

Termination of Governance Agreement

This termination agreement (the "Agreement"), dated as of March ___, 2015 (the "Effective Date") confirms the understanding and agreement by and between CNS Response, Inc., a Delaware corporation (the “Company”) and Equity Dynamics, Inc. (“EDI”), to terminate that certain governance agreement dated November 28, 2012, by and between the Company and EDI (the "Governance Agreement"). The Company and EDI may be collectively referred to herein as the "Parties", and each a "Party".

WHEREAS, the Parties entered in to the Governance Agreement (annexed hereto as Exhibit A), pursuant to which, among other things, at each meeting of stockholders of the Company at which directors are nominated and elected, the Company agreed to nominate for election at any such meeting, four Board Designees (as defined in the Governance Agreement) designated by EDI, and to take all necessary action to support the election of each such Board Designee and to oppose any challenges to any such Board Designee.

WHEREAS, each Party has determined that the Governance Agreement is no longer useful or necessary for the purposes stated therein, for reasons including, but not limited to, the impediment presented by such agreement to the Company's ability to attract investments.

NOW THEREFORE, in consideration of the mutual promises and agreements herein made, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Termination. As of the Effective Date, each Party hereby agrees to terminate the Governance Agreement in its entirety, rendering the Governance Agreement of no further force or effect.

2. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes any prior oral or written agreements, commitments or understanding with respect to the matters provided for herein. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, or discharge was sought.

3. Execution of Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that all such signatures appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

4. Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their authorized officers, and delivered, as of the date first set forth above.

On Behalf of the Company:

Signed By:

Name:

Position:

On Behalf of Equity Dynamics, Inc.:

Signed By:

Name:

Position: